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CUSIP No. 235906104                                       Page 20 of 69 Pages

                                                                      EXHIBIT 1

                                JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:     December 12, 1998

                         /s/ Paul J. Duggan
                         Paul J. Duggan, an individual


                         Jackson Boulevard Capital Management, Ltd.

                                By: /s/ Paul J. Duggan
                                  Paul J. Duggan, President


                         Jackson Boulevard Equities, L.P.

                         By:  Jackson Boulevard Capital Management, Ltd.
                                 General Partner

                                By: /s/ Paul J. Duggan
                                  Paul J. Duggan, President


                         Jackson Boulevard Investments, L.P.

                         By:  Jackson Boulevard Capital Management, Ltd.
                                 General Partner

                                By: /s/ Paul J. Duggan
                                  Paul J. Duggan, President


                         /s/ Vincent Cainkar
                         Vincent Cainkar, an individual

                         /s/ J. Dennis Huffman

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CUSIP No. 235906104                                       Page 21 of 69 Pages

                         J. Dennis Huffman, an individual